                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) July 2, 1996
                                                      ---------------------

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Ohio                    1-11690                34-1723097
- -----------------------------------------------------------------------------
  (State or other Jurisdiction   (Commission           (IRS Employer
    or incorporation)            File Number)      Identification Number)

               34555 Chagrin Boulevard, Moreland Hills, Ohio 44022
- -----------------------------------------------------------------------------
        Registrant's telephone number, including area code (216) 247-4700

                                       N/A
- -----------------------------------------------------------------------------
          (Former name of former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets
- ---------------------------------------------

During the period May 31, 1996 (the date of the most recent current Report on Form 8-K disclosing the Company's financing activity through that date) through July 2, 1996, through individual transactions with Opus Southwest Coroporation, Opus South Corporation, Opus North Corporation and Opus Corporation, the Company acquired four shopping centers, none of which collectively or individually constitutes a "significant subsidiary". The shopping centers total 1,395,207 square feet of retail space, 946,628 of which is Company-owned gross leasable area. The initial purchase price for the four shopping centers aggregated approximately $80.1 million. Two of these centers include areas in which the sellers have the right to earn additional amounts of approximately $8.0 million relating to the purchase price for the leasing of the remaining unleased space based on rental rates in leases signed after closing. The Company paid the purchase price with funds available under revolving credit agreements. Information regarding the four acquired shopping centers is attached as SCHEDULE A.

In addition, the Company entered into agreements to acquire one newly constructed shopping center located in Portland, Oregon and two Phase II areas of the acquired shopping centers, as discussed above, which are currently under construction. The Company also agreed to purchase Phase II of the Portland, Oregon shopping center if it is constructed and leased by December 31, 1997. These shopping centers are expected to contain an aggregate of approximately 823,000 total square feet of retail space, 495,000 of which will be Company owned. The Company anticipates that the Portland, Oregon shopping center and two Phase II developments will be acquired upon completion of construction and/or lease-up for an aggregate additional purchase price of approximately $66.9 million. The properties discussed above which have not been acquired as of July 2, 1996, will herein be referred to as "Probable Acquisition Properties." Although the Company believes it is probable that these properties will be acquired, there can be no assurance that the purchase transactions will be consummated.



The acquisition of each of the four shopping centers were, and the Probable Acquisition Properties will be, pursuant to separate Agreements for the Sale and Purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their compatibility with the Company's operations. No appraisals were obtained in connection with the acquisition of the properties by the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
- ---------------------------------------------------------------------------

Financial Statements and Pro Forma Financial Information are not presented since the four Acquired Properties and the Probable Acquisition Properties were under construction and/or lease up phases through the time of purchase.
Accordingly, the inclusion of this information is not considered meaningful.

                                                                      SCHEDULE A

                    Developers Diversified Realty Corporation

                                              Company
                              Date of          Owned          Percent       Year
        Shopping Center     Acquisition     Square Feet      Occupied    Completed                Principal Tenants
                                                                                        Oshmans, Circuit City, Linens N Things,
Arrowhead Crossing                                                                      Barnes & Noble, Lil Things, T. J. Maxx
Phoenix, AZ                  07/02/96         346,913          94.9%        1995        and Fry's Supermarket (not owned)

                                                                                        Target (not owned), Kohl's,
Maple Grove Crossing                                                                    Homeplace, Barnes & Noble
Minneapolis, MN              07/02/96         250,269         100.0%        1995        and Cub Foods (not owned)

                                                                                        Target (not owned), Borders Books,
Highland Grove                                                                          Kohl's, Marshall's, Circuit City
Highland, IL                 07/02/96         174,292         100.0%        1995        and Jewel Osco (not owned)

East Chase Market                                                                       Target (not owned), MJ Designs, Ross,
Fort Worth, TX               07/02/96         175,154          92.7%        1996        Petsmart and Toys R Us



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          DEVELOPERS DIVERSIFIED REALTY
                          CORPORATION

Date      July 16, 1996   /s/ William H. Schafer
     ------------------   ----------------------------
                          William H. Schafer
                          Vice President and Chief Financial Officer